Kennedy Wilson

Leasing Office
Do Not Enter
One Way
SPEED LIMIT 5 MPH

Q3 2016 EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
For the Quarter Ended September 30, 2016

Cover
The multifamily property depicted on the cover of this earnings release and supplemental financial information is Harrington Square, Renton, WA.

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information available at www.kennedywilson.com

Contact: Daven Bhavsar, CFA
Director of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS THIRD QUARTER 2016 RESULTS
BEVERLY HILLS, Calif. (November 3, 2016) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported results for 3Q-2016:

	3Q		YTD
(Amounts in millions, except per share data)	2016	2015	2016	2015
GAAP Results
GAAP Net (Loss) Income to Common Shareholders	($2.5)	$14.9	($11.6)	$42.6
Per Diluted Share	(0.03)	0.13	(0.12)	0.40

Non-GAAP Results
Adjusted EBITDA	$87.7	$83.0	$233.0	$249.5
Adjusted Net Income	44.9	47.0	126.6	140.5
“This quarter we saw significant growth in recurring cash flow across our platforms, highlighted by strong same property performance in our multifamily portfolio” said William McMorrow, chairman and CEO of Kennedy Wilson. "Additionally, as part of our capital recycling program, we continue to invest in value-add asset management which will add substantial recurring NOI upon completion."
3Q Highlights

•	Growth in Recurring NOI: Kennedy Wilson's share of 3Q Property NOI grew by 17% to $61.0 million from 3Q-2015.

•	Continued Strong Same Property Performance[1] :

◦	Multifamily: Revenues +10%; NOI +13% from 3Q-2015 on occupancy of 94%

◦	Commercial: Revenues + 3%; NOI +3% from 3Q-2015 on occupancy of 96%

•
Value-Add Capex Initiatives: The Company's share of cash invested into various value-add capital improvement initiatives was $30.8 million during 3Q-2016 (including $7.2 million related to Capital Dock, a prime waterfront 690,000 sq. ft. commercial and multifamily development in Dublin, Ireland) compared to $19.3 million during 3Q-2015.

•
Gains on Sale Up and Acquisition-Related Gains Down: GAAP Net Income, Adjusted Net Income, and Adjusted EBITDA for 3Q and YTD were impacted by an increase in realized gains on sale of real estate and a reduction in acquisition-related gains:

	Kennedy Wilson's Share		Kennedy Wilson's Share
($ in millions)	3Q-2016	3Q-2015	YTD - 2016	YTD - 2015
Gains on sale of real estate	$26.6	$7.8	$46.1	$33.6
Acquisition-related gains	8.0	29.0	14.7	75.8
	$34.6	$36.8	$60.8	$109.4
Included in gains on sale of real estate for 3Q-2016 were the sale of three unconsolidated multifamily properties located in the Western U.S. Upon sale, the Company recognized gains of $23.9 million (including promoted interests), resulting in a 2.9x equity multiple to Kennedy Wilson over the life of the investments.

•
Bond Issuance: Kennedy Wilson issued an additional $250.0 million of 5.875% senior unsecured notes due 2024 at par during the quarter. The proceeds were used to pay off the outstanding balance on the Company's line of credit and for general corporate purposes. The Company does not have any corporate debt maturities until 2024.

Investments business
For 3Q-2016, the Company's Investments segment reported the following results:

•	Same Property Results[1]: The three- and nine- month change in same property multifamily and commercial real estate are as follows:

	3Q-2016 vs 3Q-2015			YTD-2016 vs YTD-2015
	Occupancy	Revenue	NOI	Occupancy	Revenue	NOI
Multifamily	(0.5)%	9.6%	12.6%	(0.3)%	9.9%	12.6%
Commercial	1.2%	3.4%	3.0%	1.2%	2.8%	2.1%

•
KWE: Kennedy Wilson's ownership in KWE grew to 21.8% as of September 30, 2016 compared to 18.2% as of December 31, 2015. Kennedy Wilson received cash dividends of $4.5 million from its investment in KWE during the quarter, resulting in $13.9 million of total cash dividends for YTD 2016, an increase of 63% from the same period in 2015.

•	Investment Transactions: The Company, together with its equity partners (including KWE) completed the following investment transactions:

($ in millions)	Gross	Kennedy Wilson's Share
3Q - 2016	Aggregate Purchase/Sale Price	Income Producing	Non - income Producing	Total	NOI	KW Cap Rate (1)
Acquisitions(2)	$459.8	$244.9	$30.5	$275.4	$13.4	5.5%
Dispositions(3)	444.2	96.9	18.7	115.6	5.1	5.3%
Total Transactions	$904.0			$391.0

YTD - 2016
Acquisitions(2)	$1,051.5	$415.3	$38.6	$453.9	$23.3	5.7%
Dispositions(3)	1,186.7	207.7	60.3	268.0	10.3	5.0%
Total Transactions	$2,238.2			$721.9
*Please see footnotes at the end of the earnings release

Investment Management and Real Estate Services Business
This segment earns fees primarily from its investment management business along with its real estate services activities. For 3Q-2016, the Company's Investment Management and Real Estate Services segment reported the following results:

	3Q		YTD
($ amounts in millions)	2016	2015	2016	2015
GAAP Results
Investment Management, Property Services, and Research Fees	$14.1	$15.1	$46.7	$47.0

Non-GAAP Results
Adjusted Fees (1)(2)	$24.2	$30.2	$86.3	$94.0
Adjusted EBITDA	9.4	13.0	39.5	45.9
(1) Includes accrued performance fees related to KWE of $0 for each of the three and nine months ended September 30, 2016 and $4.2 and $12.8 million for the three and nine months ended September 30, 2015, respectively. Please see additional footnotes at the end of the earnings release.
Share Repurchase
On February 25, 2016, the Company announced a $100 million share repurchase plan authorized by the Company's Board of Directors. As of September 30, 2016, the Company has repurchased and retired 1.5 million shares for an aggregate purchase price of $29 million. Future purchases under the program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of the repurchases depending on market conditions and subject to the Company's discretion.
Foreign Currency Fluctuations and Hedging
For 3Q-2016, changes in foreign currency rates reduced consolidated revenue by 7% and Adjusted EBITDA by 3% compared to foreign currency rates as of September 30, 2015. During the quarter, the net decrease in shareholder's equity related to fluctuations in foreign currency and related hedges (in the GBP, EUR and JPY) was $5.6 million.
Subsequent Events
The Company and an equity partner acquired Equinox, a 204-unit multifamily community in Seattle, Washington, for $90 million. The Company and its equity partner invested $39 million of equity (inclusive of closing costs), of which the Company’s share is 51%.
The Company sold a wholly-owned 175,000 sq. ft. office building located in North Hollywood, CA for $61.5 million. Kennedy Wilson received $28.5 million in net proceeds resulting in an approximate $13 million cash profit over the life of the investment and a 1.6x equity multiple.
Subsequent to the 3Q-2016, the Company and its equity partners entered into separate contracts to sell five investments (three multifamily properties, one office property and a residential land investment) at an aggregate purchase price of approximately $309 million and a contract to purchase a multifamily investment for approximately $93 million.  The Company’s equity investment in the acquisition has not yet been determined and these transactions are subject to certain conditions and there can be no assurances that we will complete them.
On September 28, 2016, KWE announced a share repurchase of up to £100 million. As of November 3, 2016, KWE had repurchased and retired 4.9 million shares for a total purchase price of £50 million. As of November 3, 2016, Kennedy Wilson owns 22.6% of the outstanding share capital of KWE.

Footnote for same property results table
(1) The same property analysis reflects, and is weighted by, Kennedy Wilson's ownership in each underlying property, and excludes Kennedy Wilson's affordable multifamily portfolio. Previously, the Company had presented this analysis without adjusting for Kennedy Wilson's ownership interest. For additional details and the presentation of the analysis under the previous methodology and a presentation of the affordable multifamily portfolio's same property results, please see the Company’s supplemental financial information available at www.kennedywilson.com.
Footnotes for investment transactions table
(1) KW Cap rate includes only stabilized income-producing properties. Please see "common definitions" for a definition of cap rate.
(2) The three and nine months ended September 30, 2016 includes $0.0 million and $250.0 million of acquisitions by KWE, respectively.

(3)	The three and nine months ended September 30, 2016 includes $80.0 million and $329.2 million of dispositions by KWE, respectively.
Footnotes for IMRES performance table
(1) Adjusted Fees earned from KWE were $5.7 million and $10.0 million for the three months ended September 30, 2016 and 2015, respectively, and $17.3 million and $29.9 million for the nine months ended September 30, 2016 and 2015, respectively.
(2) Adjusted fees includes $7.5 million and $12.1 million for the three months ended September 30, 2016 and 2015, respectively, and $30.3 million and $36.4 million for the nine months ended September 30, 2016 and 2015, respectively, of fees eliminated in consolidation.
Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on November 4, 2016.
The direct dial-in number for the conference call is (866) 807-9684 for U.S. callers and (412) 317-5415 for international callers. To join the call, please reference Kennedy Wilson.
A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (877) 344-7529 for U.S. callers and (412) 317-0088 for international callers.
The webcast will be available at: http://services.choruscall.com/links/kw161104dLpGetQu.html. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and commercial properties located in the Western U.S., UK, Ireland, Spain, Italy and Japan. To complement our investment business, the Company also provides real estate services primarily to financial services clients. For further information on Kennedy Wilson, please visit www.kennedywilson.com.
Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "may," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements, which include various annualized or estimated performance metrics included in this release, are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange-listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we are entitled to receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which are paid in cash and the remainder of which is paid are KWE shares; and (ii) performance fees, all of which are paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 21.8% equity interest in KWE as of September 30, 2016, and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 21.8% equity interest or weighted-average ownership interest during the period, as applicable) in investments made and held directly by KWE and its subsidiaries.

·
"Acquisition-related gains" consist of non-cash gains recognized by the Company or its consolidated subsidiaries upon a GAAP -required fair value measurement due to a business combination. These gains are typically recognized when a loan is converted into consolidated real estate owned and the fair value of the underlying real estate at the time of conversion exceeds the basis in the previously held loan. These gains also arise when there is a change of control of an investment. The gain amount is based upon the fair value of the Company’s or its consolidated subsidiaries' equity in the investment in excess of the carrying amount of the equity immediately preceding the change of control.

·    "Adjusted EBITDA" represents Consolidated EBITDA, as defined below, adjusted to exclude, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests. Our management uses Adjusted EBITDA to analyze our business because it adjusts Consolidated EBITDA for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Consolidated EBITDA and Adjusted EBITDA are not recognized measurements under GAAP and when analyzing our operating performance, readers should use Consolidated EBITDA and Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Consolidated EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Consolidated EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for our management’s discretionary use, as they do not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amounts shown for Consolidated EBITDA and Adjusted EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

·     “Adjusted fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·     “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
·   "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·   "Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is often not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share-based compensation expense.
·   "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases gross of accumulated depreciation and amortization, net hedge asset or liability, unconsolidated investments, consolidated loans, and net other assets.
·     "Equity multiple" is calculated by dividing the amount of total distributions received by KW from an investment (including any gains, return of equity invested by KW and promoted interests) by the amount of total contributions invested by KW in such investment. This metric does not take into account management fees, organizational fees, or other similar expenses, all of which in the aggregate may be substantial and lower the overall return to KW. Equity multiples represent historical performance and are not a guarantee of the future performance of investments.
·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP, including KWE, and third-party equity providers.
·     "Estimated annualized NOI" is a property-level non-GAAP measure representing the estimated annualized net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2016, the NOI represents estimated Year 1 NOI from our original underwriting.  Estimated year 1 NOI for properties purchased in 2015 may not be indicative of the actual results for those properties.

Estimated annualized NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Estimated annualized NOI for properties held by KWE are presented as reported by KWE.  Please also see the definition of "Net operating income" below.
·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.

·
"Investment Management and Real Estate Services Assets under Management" ("IMRES AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our IMRES AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our IMRES AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our IMRES AUM. The estimated value of development properties is included at estimated completion cost.

·
" KW Cap Rate” represents the Cap Rate (as defined above) weighted by the Company’s ownership interest in the underlying investments.   Cap rates set forth in this presentation includes data only from income-producing properties.  We calculate cap rates based on information that is supplied to us during the acquisition diligence process.  This information is often not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP.  In addition, cap rates represent historical performance and are not a guarantee of future NOI.  Properties for which a cap rate is provided may not continue to perform at that cap rate.

·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting operating expenses from operating revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates.
·     "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·     "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio, including our 21.8% ownership in KWE as of September 30, 2016. Please also refer to the pro-rata financial data in our supplemental financial information.
·     "Property net operating income" is a non-GAAP measure calculated by deducting the Company's Pro-rata share of rental and hotel operating expenses from the Company's Pro-rata rental and hotel revenues.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, including annualized net operating income, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$282.7	$182.6
Cash held by consolidated investments	692.5	549.0
Accounts receivable	64.1	54.7
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	6,129.1	5,797.5
Loan purchases and originations	109.2	299.7
Unconsolidated investments	432.9	444.9
Other assets	256.3	267.2
Total assets	$7,966.8	$7,595.6

Liabilities
Accounts payable	$14.6	$22.2
Accrued expenses and other liabilities	440.1	392.0
Investment debt	4,047.6	3,627.5
Senior notes payable	936.5	688.8
Total liabilities	5,438.8	4,730.5
Equity
Cumulative preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,231.6	1,225.7
Accumulated deficit	(106.7)	(44.2)
Accumulated other comprehensive loss	(61.7)	(47.7)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,063.2	1,133.8
Noncontrolling interests	1,464.8	1,731.3
Total equity	2,528.0	2,865.1
Total liabilities and equity	$7,966.8	$7,595.6

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue
Rental	$122.9	$106.6	$363.1	$295.3
Hotel	31.4	31.3	87.3	78.0
Sale of real estate	2.5	1.6	16.7	3.7
Investment management, property services and research fees	14.1	15.1	46.7	47.0
Loan purchases, loan originations and other	3.4	4.6	9.2	13.4
Total revenue	174.3	159.2	523.0	437.4
Operating expenses
Rental operating	34.6	29.4	98.4	78.5
Hotel operating	23.8	22.7	71.9	66.1
Cost of real estate sold	2.5	1.1	13.1	2.6
Commission and marketing	2.5	1.2	6.0	4.4
Compensation and related	42.2	35.2	128.4	105.4
General and administrative	10.5	10.0	32.5	31.3
Depreciation and amortization	50.0	44.9	147.3	119.5
Total operating expenses	166.1	144.5	497.6	407.8
Income from unconsolidated investments, net of depreciation and amortization	31.7	15.9	59.3	44.1
Operating income	39.9	30.6	84.7	73.7
Non-operating income (expense)
Gain on sale of real estate	21.5	4.6	76.0	44.7
Acquisition-related gains	7.6	29.9	16.2	87.2
Acquisition-related expenses	(1.0)	(8.2)	(9.4)	(28.3)
Interest expense-investment	(36.8)	(31.3)	(102.9)	(77.9)
Interest expense-corporate	(14.5)	(11.7)	(38.8)	(35.5)
Other income	1.9	(4.3)	7.6	(0.7)
Income before provision for income taxes	18.6	9.6	33.4	63.2
Provision for income taxes	(5.5)	(4.5)	(2.1)	(32.5)
Net income	13.1	5.1	31.3	30.7
Net (income) loss attributable to noncontrolling interests	(15.1)	10.3	(41.3)	15.0
Preferred stock dividends and accretion of issuance costs	(0.5)	(0.5)	(1.6)	(3.1)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(2.5)	$14.9	$(11.6)	$42.6
Basic earnings per share(1)
(Loss) income per basic	$(0.03)	$0.13	$(0.12)	$0.40
Weighted average shares outstanding for basic	108,634,228	107,433,124	108,966,540	101,361,606
Diluted earnings per share(1)
(Loss) income per diluted	$(0.03)	$0.13	$(0.12)	$0.40
Weighted average shares outstanding for diluted	108,634,228	107,433,124	108,966,540	105,517,172
Dividends declared per common share	$0.14	$0.12	$0.42	$0.36
(1) Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities.

Kennedy-Wilson Holdings, Inc.
Consolidated Adjusted Net Income and Adjusted Net Income
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income	$13.1	$5.1	$31.3	$30.7
Non-GAAP adjustments:
Add back:
Depreciation and amortization	50.0	44.9	147.3	119.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	5.5	5.3	16.0	22.5
Share-based compensation	15.6	5.5	47.8	19.6
Consolidated Adjusted Net Income	84.2	60.8	242.4	192.3
Less:
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(39.3)	(13.8)	(115.8)	(51.8)
Adjusted Net Income	$44.9	$47.0	$126.6	$140.5

(1) Includes $24.2 million and $24.2 million of depreciation and amortization for the three months ended September 30, 2016 and 2015, respectively, and $74.6 million and $66.8 million for the nine months ended September 30, 2016 and 2015, respectively.

Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income	$13.1	$5.1	$31.3	$30.7
Non-GAAP adjustments:
Add back:
Interest expense-investment	36.8	31.3	102.9	77.9
Interest expense-corporate	14.5	11.7	38.8	35.5
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.3	7.1	18.6	20.7
Depreciation and amortization	50.0	44.9	147.3	119.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	5.5	5.3	16.0	22.5
Provision for income taxes	5.5	4.5	2.1	32.5
Consolidated EBITDA	131.7	109.9	357.0	339.3
Add back (less):
Share-based compensation	15.6	5.5	47.8	19.6
EBITDA attributable to noncontrolling interests (1)	(59.6)	(32.4)	(171.8)	(109.4)
Adjusted EBITDA(2)	$87.7	$83.0	$233.0	$249.5

(1) EBITDA attributable to noncontrolling interest includes $24.2 million and $24.2 million of depreciation and amortization, $18.4 million and $15.5 million of interest, and $1.9 million and $3.0 million of taxes, for the three months ended September 30, 2016 and 2015, respectively. EBITDA attributable to noncontrolling interest includes $74.6 million and $66.8 million of depreciation and amortization, $52.0 million and $36.8 million of interest, and $3.9 million and $20.8 million of taxes, for the nine months ended September 30, 2016 and 2015, respectively.

(2) Kennedy Wilson’s share of depreciation and amortization is $31.3 million and $26.0 million, share of interest is $24.7 million and $22.9 million, and share of taxes is $3.6 million and $1.5 million, for the three months ended September 30, 2016 and 2015, respectively. Kennedy Wilson’s share of depreciation is $88.7 million and $75.2 million, share of interest is $69.5 million and $61.8 million, and share of taxes is $(1.8) million and $11.7 million, for the nine months ended September 30, 2016 and 2015, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Investments	2016	2015	2016	2015
Net income	$55.9	$34.0	$128.8	$132.1
Add back (less):
Interest expense — investment	36.8	31.3	102.9	77.9
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.0	6.9	17.9	20.1
Depreciation, amortization, and taxes	48.4	44.9	149.9	119.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	4.2	4.5	13.3	20.3
EBITDA attributable to noncontrolling interests (1)	(59.6)	(32.4)	(171.8)	(109.8)
Fees eliminated in consolidation	(7.5)	(12.1)	(30.3)	(36.4)
Adjusted EBITDA	$84.2	$77.1	$210.7	$223.7

(1) EBITDA attributable to noncontrolling interest includes $24.2 million and $24.2 million of depreciation and amortization, $18.4 million and $15.5 million of interest, and $1.9 million and $3.0 million of taxes, for the three months ended September 30, 2016 and 2015, respectively. EBITDA attributable to noncontrolling interest includes $74.6 million and $66.8 million of depreciation and amortization, $52.0 million and $36.8 million of interest, and $3.9 million and $20.8 million of taxes, for the nine months ended September 30, 2016 and 2015, respectively.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Investment Management and Real Estate Services	2016	2015	2016	2015
Net income	$0.3	$(0.1)	$5.8	$6.3
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.3	0.2	0.7	0.6
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.3	0.8	2.7	2.2
Other operating expenses attributable to noncontrolling interests	—	—	—	0.4
Fees eliminated in consolidation	7.5	12.1	30.3	36.4
Adjusted EBITDA	$9.4	$13.0	$39.5	$45.9

	Three Months Ended		Nine months Ended
	September 30,		September 30,
Corporate	2016	2015	2016	2015
Net loss	$(43.1)	$(28.8)	$(103.3)	$(107.7)
Add back:
Interest expense — corporate	14.5	11.7	38.8	35.5
(Benefit from) provision for income taxes	7.1	4.5	(0.5)	32.5
Share-based compensation	15.6	5.5	47.8	19.6
Adjusted EBITDA	$(5.9)	$(7.1)	$(17.2)	$(20.1)

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata statements of operations and balance sheets only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information (1)
(Unaudited)
(Dollars in millions)

	September 30, 2016		December 31, 2015
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$—	$—	$—	$—
Cash held by consolidated and unconsolidated investments	(503.0)	16.5	(409.4)	16.8
Accounts receivable	(16.7)	2.3	(15.3)	2.0
Real estate and acquired in place lease values, net of accumulated depreciation and amortization (1)	(2,945.9)	996.0	(3,093.0)	970.7
Loan purchases and originations	(75.8)	—	(201.0)	—
Unconsolidated investments	—	(432.9)	(0.7)	(444.2)
Other assets	(172.4)	15.6	(189.5)	56.1
Total assets	$(3,713.8)	$597.5	$(3,908.9)	$601.4

Liabilities
Accounts payable	$(8.0)	$—	$(14.5)	$—
Accrued expenses and other liabilities	(279.1)	18.2	(247.8)	21.6
Investment debt	(1,961.9)	579.3	(1,915.3)	579.8
Total liabilities	(2,249.0)	597.5	(2,177.6)	601.4
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(1,464.8)	—	(1,731.3)	—
Total equity	(1,464.8)	—	(1,731.3)	—
Total liabilities and equity	$(3,713.8)	$597.5	$(3,908.9)	$601.4

(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $161.1 million and $71.1 million relating to noncontrolling interests and unconsolidated investments, and $116.7 million and $68.6 million relating to noncontrolling interests and unconsolidated investments, as of September 30, 2016 and December 31, 2015, respectively.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	3Q - 2016		3Q - 2015
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (1)	KW Share of Unconsolidated Investments (2)	Noncontrolling Interests (1)	KW Share of Unconsolidated Investments (2)
Revenue
Rental	$(55.9)	$22.1	$(53.0)	$26.1
Hotel	(12.2)	—	(14.0)	—
Sale of real estate	—	12.6	(0.8)	6.6
Investment management, property services and research fees	7.5	2.6	12.1	3.0
Loan purchases, loan originations and other	(2.5)	—	(3.7)	—
Total revenue	(63.1)	37.3	(59.4)	35.7
Operating expenses
Rental operating	(13.1)	11.7	(12.0)	15.0
Hotel operating	(9.7)	—	(10.2)	—
Cost of real estate sold	—	10.5	(0.6)	4.0
Commission and marketing	—	—	—	—
Compensation and related	(0.1)	0.2	(0.1)	0.2
General and administrative	(1.6)	0.6	(1.3)	1.0
Depreciation and amortization	(24.1)	5.4	(24.2)	5.2
Total operating expenses	(48.6)	28.4	(48.4)	25.4
Income from unconsolidated investments, net of depreciation and amortization	(0.6)	(31.1)	1.8	(17.7)
Operating income	(15.1)	(22.2)	(9.2)	(7.4)
Non-operating income (expense)
Gain on sale of real estate	(16.5)	21.6	(3.6)	6.8
Acquisition-related gains	—	0.4	(0.9)	—
Acquisition-related expenses	(0.1)	—	6.2	—
Interest expense-investment	18.2	(6.1)	15.7	(7.1)
Interest expense-corporate	—	—	—	—
Other income (expense)	(3.5)	(1.6)	(0.6)	(4.1)
Fair Value/Other Adjustments	—	7.9	—	11.8
(Loss) income before provision for income taxes	(17.0)	—	7.6	—
Benefit from (provision for) income taxes	1.9	—	2.7	—
Net (loss) income	(15.1)	—	10.3	—
Net loss (income) attributable to noncontrolling interests	15.1	—	(10.3)	—
Preferred stock dividends and accretion of issuance costs	—	—	—	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited)
(Dollars in millions)

	Nine months ended September 30, 2016		Nine months ended September 30, 2015
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (1)	KW Share of Unconsolidated Investments (2)	Noncontrolling Interests (1)	KW Share of Unconsolidated Investments (2)
Revenue
Rental	$(175.2)	$68.6	$(151.2)	$76.6
Hotel	(32.7)	—	(32.5)	—
Sale of real estate	(2.3)	36.7	(1.8)	14.9
Investment management, property services and research fees	30.3	9.4	36.4	10.6
Loan purchases, loan originations and other	(6.6)	—	(10.4)	3.1
Total revenue	(186.5)	114.7	(159.5)	105.2
Operating expenses
Rental operating	(39.5)	37.0	(32.7)	38.3
Hotel operating	(29.3)	—	(28.3)	—
Cost of real estate sold	(1.7)	29.2	(1.3)	9.2
Commission and marketing	—	—	—	—
Compensation and related	(0.6)	0.7	(0.9)	0.8
General and administrative	(6.5)	2.6	(5.9)	3.8
Depreciation and amortization	(74.5)	16.0	(66.0)	22.4
Total operating expenses	(152.1)	85.5	(135.1)	74.5
Income from unconsolidated investments, net of depreciation and amortization	(1.6)	(57.7)	1.1	(45.2)
Operating income	(36.0)	(28.5)	(23.3)	(14.5)
Non-operating income (expense)
Gain on sale of real estate	(51.7)	21.8	(20.3)	9.2
Acquisition-related gains	(1.9)	0.4	(11.4)	—
Acquisition-related expenses	5.5	—	22.3	—
Interest expense-investment	51.7	(18.6)	37.0	(20.5)
Interest expense-corporate	—	—	0.6	—
Other income (expense)	(12.8)	(3.8)	(10.4)	(7.3)
Fair Value/Other Adjustments	—	28.7	—	33.1
Income before provision for income taxes	(45.2)	—	(5.5)	—
Benefit from (provision for) income taxes	3.9	—	20.5	—
Net income (loss)	(41.3)	—	15.0	—
Net loss (income) attributable to noncontrolling interests	41.3	—	(15.0)	—
Preferred stock dividends and accretion of issuance costs	—	—	—	—
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—

(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except share amounts and per share data)

	September 30, 2016	December 31, 2015
Market Data
Common stock price per share (1)	$22.55	$24.08
Common stock and convertible preferred stock:
Basic shares outstanding (1)	113,318,152	114,533,581
Shares of common stock underlying Series B mandatory convertible preferred (2)	3,323,588	3,261,011
Total common stock and convertible preferred stock	116,641,740	117,794,592

Equity Market Capitalization	$2,630.3	$2,836.5

Corporate Debt (3)
Senior notes payable	955.0	705.0
Total corporate debt	955.0	705.0
Total Capitalization	3,585.3	3,541.5
Less: cash and cash equivalents (excluding cash held by consolidated investments)	(282.7)	(182.6)
Total Enterprise Value	$3,302.6	$3,358.9
(1) Basic share count and common stock share price per share as of September 30, 2016 and December 31, 2015, respectively.
(2) $32.5 million of Series B mandatory convertible preferred stock with a mandatory conversion date of November 3, 2018. The conversion price for the Series B mandatory convertible preferred stock was $9.79 and $9.98 per share as of September 30, 2016 and December 31, 2015, respectively, and is subject to further adjustment pursuant to customary anti-dilution provisions.
(3) Excludes $4,047.6 million and $3,627.5 million of consolidated investment debt as of September 30, 2016 and December 31, 2015, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited)
(Dollars in millions)
Listed below is additional detailed information about the acquisitions and dispositions completed during the three and nine months ended September 30, 2016 by Kennedy Wilson and its equity partners, including KWE:

	100%		Kennedy Wilson's Share
($ in millions)	Aggregate Purchase / Sale Price	Cap Rate (1)	KW Cap Rate (1)	KW Ownership (2)	KW Equity Multiple (3) (4)	KW Cash Profit Over Investment Life (4)
Three Months Ended September 30, 2016
Acquisitions — KW (excluding KWE)	$459.8	5.3%	5.5%	59.9%
Acquisitions — KWE	—	—	—	—
Total	459.8	5.3%	5.5%	59.9%

Dispositions — KW (excluding KWE)	364.2	5.2%	5.2%	27.0%	2.2x	$27.5
Dispositions — KWE	80.0	5.7%	5.7%	21.8%
Total	$444.2	5.3%	5.3%	26.0%

Nine Months Ended September 30, 2016
Acquisitions — KW (excluding KWE)	$801.5	5.6%	5.5%	49.8%
Acquisitions — KWE	250.0	6.9%	6.9%	21.8%
Total	1,051.5	5.7%	5.7%	43.2%

Dispositions — KW (excluding KWE)	857.5	4.5%	4.6%	22.9%	2.2x	$57.0
Dispositions — KWE	329.2	6.0%	6.0%	21.8%
Total	$1,186.7	5.0%	5.0%	22.6%

(1)
For acquisitions and dispositions by KW, the Cap Rate and KW Cap Rate include only income-producing properties. For the three months ended September 30, 2016, there were $41.5 million of acquisitions and $86.4 million of dispositions of non-income producing assets. For the nine months ended September 30, 2016, there were $73.8 million of acquisitions and $190.3 million of dispositions of non-income producing assets. For acquisitions and dispositions by KWE, the cap rate is reported by KWE. Please see "common definitions" for a definition of cap rate and KW cap rate and a description of their limitations.

(2)
Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition. Kennedy Wilson ownership of KWE investment transactions is based upon Kennedy Wilson's 21.8% ownership of KWE as of September 30, 2016.

(3)	Please see "common definitions" for a definition of equity multiple and a description of its limitations.

(4)	Excludes sale of non-income producing investments, of which Kennedy Wilson's share totaled $18.7 million and $60.3 million for the three months and nine months ended September 30, 2016, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2016
(Unaudited; Dollars in millions)

The investment account represents the total carrying value of our equity, before depreciation and amortization. Below is a summary of our investment account by product type and geography:

September 30, 2016
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $356.3	$6,485.4
Loan purchases and originations	109.2
Investment debt	(4,047.6)
Cash held by consolidated investments	692.5
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $56.9	474.5
Net hedge liability	(75.2)
Other(2)	27.2
Consolidated investment account	3,666.0
Add back:
Noncontrolling interests on investments, gross of depreciation and amortization of $161.1	(1,625.9)
Investment account	$2,040.1
(1) Excludes $15.3 million related to our investment in a servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets, as well as net other assets of consolidated investments.

Investment Account Detail at September 30, 2016 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$549.8	$308.3	$12.3	$352.6	$32.8	$1,255.8
Japan	7.0	—	—	0.4	—	7.4
United Kingdom	6.0	68.6	—	0.2	—	74.8
Ireland	40.8	27.2	—	52.5	79.9	200.4
Net hedge asset						5.0
KW share of cash held by consolidated investments						53.3
Total excluding KWE	$603.6	$404.1	$12.3	$405.7	$112.7	$1,596.7
KWE:
United Kingdom	$12.7	$293.3	$17.1	$10.5	$11.0	$344.6
Ireland	23.5	108.4	5.9	18.2	9.2	165.2
Italy	—	49.8	—	—	—	49.8
Spain	—	20.2	—	17.5	—	37.7
Other(2)						(153.9)
Total KWE	$36.2	$471.7	$23.0	$46.2	$20.2	$443.4
Grand Total	$639.8	$875.8	$35.3	$451.9	$132.9	$2,040.1
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 21.8% ownership interest in
KWE as of September 30, 2016.
(2) Includes $136.5 million of KW's share of cash, $(273.0) million of KW's share of unsecured debt, and $(17.4) million of KW's share of hedges.

						Loans Secured by
	Multifamily			Commercial		Real Estate		Residential and Other				Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	Properties
Western U.S.	21,833	81	19.6	34	4.4	$12.3	5	4,297	309	428	34	363	24	2
Japan	2,410	50	0.9	—	—	—	—	—	—	—	1	—	—	—
United Kingdom	233	1	0.1	8	2.3	—	—	—	—	—	1	—	—	—
Ireland	777	4	0.6	2	0.2	—	—	8	46	—	3	265	1	1
Total Excluding KWE	25,253	136	21.2	44	6.9	$12.3	5	4,305	355	428	39	628	25	3
KWE:
United Kingdom	159	1	0.2	206	8.0	107.9	8	—	135	—	1	209	520	1
Ireland	357	2	0.3	25	1.3	125.9	12	3	166	—	2	135	171	1
Spain	—	—	—	16	0.9	—	—	—	24	—	3	—	—	—
Italy	—	—	—	9	1.1	—	—	—	—	—	—	—	—	—
Total KWE	516	3	0.5	256	11.3	$233.8	20	3	325	—	6	344	691	2
Grand Total	25,769	139	21.7	300	18.2	$246.1	25	4,308	680	428	45	972	716	5

Kennedy-Wilson Holdings, Inc.
Investment Account - 2015
(Unaudited)
(Dollars in millions)

December 31, 2015
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $248.5	$6,046.0
Loan purchases and originations	299.7
Investment debt	(3,627.5)
Cash held by consolidated investments	549.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $55.8	487.8
Hedge asset	15.2
Other(2)	19.9
Consolidated investment account	3,790.1
Add back:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $116.5	(1,847.8)
Investment account	$1,942.3
(1) Excludes $12.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2015 (1)	Multifamily	Commercial	Loans Secured by Real Estate	Residential and Other	Hotel	Total
Western U.S.	$515.4	$270.6	$66.4	$269.9	$34.7	$1,157.0
Japan	5.8	4.2	—	0.3	—	10.3
United Kingdom	11.2	83.8	0.6	1.8	—	97.4
Ireland	41.0	32.3	—	31.8	72.4	177.5
Net hedge assets						15.9
KW share of cash held by consolidated investments						52.3
Total excluding KWE	$573.4	$390.9	$67.0	$303.8	$107.1	$1,510.4
KWE:
United Kingdom	$12.3	$245.0	$43.6	$10.4	$9.6	$320.9
Ireland	10.9	65.3	5.4	9.3	6.8	97.7
Spain	—	36.4	—	—	—	46.0
Italy	—	43.6	—	9.6	—	43.6
Other (2)						(76.3)
Total KWE	$23.2	$390.3	$49.0	$29.3	$16.4	$431.9
Grand Total	$596.6	$781.2	$116.0	$333.1	$123.5	$1,942.3

	Multifamily			Commercial		Loans Secured by Real Estate		Residential and Other				Hotel
	Units	Properties	Rentable Sq. Ft.(in millions)	Properties	Rentable Sq. Ft.(in millions)	Current UPB	# of Loans	Acres	Units	Lots	# of Inv.	Hotel Rooms	Acres	Properties
Western U.S.	20,464	71	18.4	32	4.7	$95.2	9	4,237	418	670	29	363	24	2
Japan	2,410	50	0.9	1	—	—	—	—	—	—	1	—	—	—
United Kingdom	204	1	0.1	10	2.4	50.3	9	—	29	—	1	—	—	—
Ireland	777	4	0.6	3	0.2	—	—	13	—	—	3	265	1	1
Total excluding KWE	23,855	126	20.0	46	7.3	$145.5	18	4,250	447	670	34	628	25	3
KWE:
United Kingdom	159	1	0.1	226	8.3	288.2	13	—	135	—	1	209	520	1
Ireland	357	2	0.3	21	1.3	124.9	7	1	—	—	1	138	171	1
Spain	—	—	—	17	0.9	—	—	—	—	—	3	—	—	—
Italy	—	—	—	9	1.1	—	—	—	—	—	—	—	—	—
Total KWE	516	3	0.4	273	11.6	$413.1	20	1	135	—	5	347	691	2
Grand Total	24,371	129	20.4	319	18.9	$558.6	38	4,251	582	670	39	975	716	5
(1) The figures in the investment account detail above include investments that were made and are directly held by KWE based on our 18.2% ownership interest in KWE as of December 31, 2015.
(2) Consists of $96.0 million of KW's share of cash, $(172.2) million of KW's share of unsecured debt, and $(0.1) million of KW's share of hedges.

Kennedy-Wilson Holdings, Inc.
Income-Producing Multifamily and Commercial Investment Summary By Ownership (excluding KWE)
(Unaudited)
(Dollars and square footage in millions)

The following summarizes Kennedy Wilson's income-producing multifamily and commercial portfolio by ownership category. Excluded below are KWE, hotels, commercial - unstabilized, loans, and residential and other investments.

Multifamily
	September 30, 2016						September 30, 2015
KW Ownership Category	Units	Occupancy	KW Share of Est. Annualized NOI	KW Share of Debt	Ownership (3)	NOI Growth	Units	Occupancy	KW Share of Est. Annualized NOI	KW Share of Debt	Ownership (3)
~100% Owned	8,378	93.3%	$95.8	$984.7	98.5%	26.1%	7,460	93.7%	$76.0	$818.0	98.3%
~50% owned	9,335	96.2%	41.4	414.9	48.7%	(9.6)%	10,273	95.3%	45.8	455.8	49.1%
Minority-owned	7,540	93.9%	10.9	147.0	12.7%	81.7%	7,875	94.4%	6.0	68.3	7.1%
Total	25,253	94.5%	$148.1	$1,546.6	55.3%	15.9%	25,608	94.5%	$127.8	$1,342.1	50.0%

Commercial
	September 30, 2016						September 30, 2015
KW Ownership Category	Rentable Sq. Ft.	Occupancy	KW Share of Est. Annualized NOI	KW Share of Debt	Ownership (3)	NOI Growth	Rentable Sq. Ft.	Occupancy	KW Share of Est. Annualized NOI	KW Share of Debt	Ownership (3)
~100% Owned	2.1	95.8%	$28.5	$235.0	97.3%	17.3%	1.8	95.2%	$24.3	$195.2	93.5%
~50% owned	0.9	93.2%	9.2	93.8	50.3%	(23.3)%	1.2	94.9%	12.0	110.3	50.4%
Minority-owned	2.9	92.6%	8.6	72.5	21.7%	(22.5)%	3.5	88.2%	11.1	91.3	23.0%
Total	5.9	94.1%	$46.3	$401.3	53.2%	(2.3)%	6.5	91.3%	$47.4	$396.8	48.4%

(1)	Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.

(2)	Debt represents 100% debt balance against properties.

(3)
Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Previously, the Company weighted its average ownership figures for multifamily, commercial-stabilized, and hotel properties based on the Company’s investment account. Given that the Company has reduced its investment account (which is the carrying value of the Company's equity in each investment, before depreciation and amortization) significantly on certain properties (primarily through distributions), the Company has determined that it is appropriate to weigh its ownership based on the Company’s share of NOI at each investment. The Company notes there was no change in presentation for commercial-unstabilized, loans, residential, and other, and investments held by KWE.   Please see the appendix for the presentation of the weighted average ownership figures under the Company’s previous methodology.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary - as of September 30, 2016
(Unaudited, Dollars in millions)

Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of September 30, 2016. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (multifamily, commercial, hotels, loans, residential, other, development / redevelopment and KWE), the value of KW’s services business and subtracting KW’s net liabilities.

Investments
						Kennedy Wilson's Share
		Description	KW Investment Account	KW Ownership(2)	Occupancy	Est. Annualized NOI (3)(4)	Investment Debt (4)	Common Valuation Approach	Page #
1	Multifamily (1)	25,253 units	$603.6	55.3%	94.5%	$148.2	$1,578.6	Cap rate; price per unit	26
2	Commercial (1)	5.9 million square feet	295.3	53.2%	94.1%	46.7	401.1	Cap rate; price per sq. ft.	27
2a	Commercial: Unstabilized (1)	600K sq.ft. - Western U.S. 400k sq.ft. - Europe	108.8	79.1%	61.5%		115.7	Price per sq. ft.; investment account multiple	27
3	Hotels(1)	628 Hotel Rooms	112.7	86.7%		19.2	102.7	Cap rate; price per key	29
4	Loans, residential, and other(1)	35 investments, 5 unresolved loans	317.0					Investment account multiple	29
4a	Development and redevelopment	Detail on significant value creation projects	101.0					Residual value of land	31
					# of Shares (millions)	Share Price	Market Value
5	KWE	21.8% ownership in LSE:KWE	$443.4	100.0%	29.6	$13.02	$385.0	Market Value; Sum-of-the-parts	32

Investment Management and Real Estate Services
						Annualized Adj. Fees (5)	Annualized Adj. EBITDA (5)
6	Investment management	Management and promote fees		100.0%		$66.4	$43.0	Adj. EBITDA or Adj. Fees Multiple	33
7	Property services and research	Fees and commissions		100.0%		48.5	9.6	Adj. EBITDA or Adj. Fees Multiple	33
	Total					$114.9	$52.6

Net corporate debt
			Total
8	KWH Corporate Debt	Senior notes payable	$955.0	100%				Face Value
8	Cash and other net assets	Cash and Hedge Asset	$(357.5)	100%				Book Value
	Total Net Corporate Debt		$597.5						34
(1) Excludes investments held by KWE.
(2) Weighted average ownership figures for income-producing/stabilized properties are based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account. Ownership in investments held by KWE is based on the Company’s 21.8% ownership interest in KWE as of September 30, 2016. Please see the appendix for the presentation of the weighted average ownership figures under the Company’s previous methodology and an explanation of the change in the method.

(3) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(4) Based on weighted-average ownership figures held by KW.
(5) Annualized figures are calculated by multiplying the actual six-month adjusted fees/adjusted EBITDA figures by two and are not indicators of the actual results that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
(Unaudited)
(Dollars in millions)

							Kennedy Wilson's Share
Multifamily	# of Properties	# of Units	Occupancy (1)	Estimated Annualized NOI (2)	Debt (3)	Ownership % (5)	NOI	Debt	KW Investment Account(1)
Western U.S.	81	21,833	94.4%	$229.6	$2,454.0	60.5%	$138.9	$1,481.2	$549.8
Japan (4)	50	2,410	93.6	22.9	467.4	5.0	1.1	23.4	7.0
United Kingdom (4)	1	233	96.1	1.4	—	50.0	0.7	—	6.0
Ireland (4)	4	777	97.7	14.2	140.2	52.8	7.5	74.0	40.8
Total ex. KWE	136	25,253	94.5%	$268.1	$3,061.6	55.3%	$148.2	$1,578.6	$603.6
KWE
United Kingdom (4)	1	159	81.3%	$1.9	$—	21.8%	$0.4	$—	$12.7
Ireland (4)	2	357	95.2	6.2	—	21.8	1.4	—	23.5
Total KWE	3	516	90.9%	$8.1	$—	21.8%	$1.8	$—	$36.2

Grand Total	139	25,769	94.4%	$276.2	$3,061.6	54.3%	$150.0	$1,578.6	$639.8

Same Property Analysis By Region (including KWE) - Kennedy Wilson's Proportional Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson(6)

Three Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Market Rate Portfolio
Region:
Western U.S.	12,589	93.5%	94.0%	(0.5)%	$40.3	$36.7	9.8%	$27.0	$23.8	13.1%
Japan	2,410	94.5	95.7	(1.3)%	0.4	0.4	(1.5)%	0.3	0.3	(3.4)%
Ireland	1,134	96.6	96.5	—%	2.8	2.6	8.2%	2.2	2.0	9.1%
Total	16,133	93.7%	94.1%	(0.5)%	$43.5	$39.7	9.6%	$29.5	$26.1	12.6%

Affordable Portfolio
Western U.S.	5,372	96.7%	97.9%	(1.3)%	$6.6	$6.5	2.3%	$4.4	$4.1	6.2%

Nine Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Region:
Western U.S.	12,237	94.1%	94.4%	(0.3)%	$114.1	$103.7	10.0%	$76.4	$67.8	12.7%
Japan	2,410	93.2	95.0	(1.9)%	1.1	1.1	(0.9)%	0.9	0.9	(2.9)%
Ireland	1,134	97.5	95.7	1.9%	8.4	7.6	10.7%	6.6	5.8	13.8%
Total	15,781	94.2%	94.5%	(0.3)%	$123.6	$112.4	9.9%	$83.9	$74.5	12.6%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As of September 30, 2016.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of September 30, 2016.
(4) Estimated foreign exchange rates are ¥101 = $1 USD, £0.77 = $1 USD and €0.89 = $1 USD, related to NOI and debt.
(5) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Ownership in investments held by KWE is based on the Company’s 21.8% ownership interest in KWE as of September 30, 2016.  Please see the appendix for the presentation of the weighted average ownership figures under the Company’s previous methodology and an explanation of the change in the method.
(6) “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The information presented is shown on a cash basis and may exclude certain one-time non-recurring expenses, as applicable. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.  The same property analysis reflects, and is weighted by, Kennedy Wilson's ownership in each underlying property. Previously, the Company had presented this analysis without adjusting for Kennedy Wilson's ownership interest. For additional details and the presentation of the analysis under the previous methodology, please see the appendix.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
(Unaudited)
(Dollars and Square Feet in millions)

							Kennedy Wilson's Share
Commercial	# of Properties	Rentable Sq. Ft.	Occupancy (1)	Estimated Annualized NOI (2)	Debt (3)	Ownership % (4)	NOI	Debt	KW Investment Account(1)
Western U.S. (7)	28	3.8	94.8%	$55.3	$485.5	60.9%	$33.7	$283.8	$206.1
United Kingdom (5)	5	1.9	92.2	25.1	204.7	37.0	9.3	76.3	63.1
Ireland (5)	1	0.2	100.0	7.5	82.0	50.0	3.7	41.0	26.1
Total stabilized excluding KWE	34	5.9	94.1%	$87.9	$772.2	53.2%	$46.7	$401.1	$295.3
Unstabilized Total (6)	10	1.0	61.5	N/A	144.5	79.1%	N/A	115.7	108.8
Total ex. KWE	44	6.9			$916.7			$516.8	$404.1

KWE:
United Kingdom (5)	206	8.0	95.0%	$125.5	$612.8	21.8%	$27.3	$133.3	$293.3
Ireland (5)	21	1.0	96.6	43.6	278.1	21.8	9.5	60.5	71.8
Spain (5)	16	0.9	92.8	11.7	94.0	21.8	2.5	20.4	20.2
Italy (5)	9	1.1	100.0	13.5	—	21.8	2.9	—	49.8
Total stabilized KWE	252	11.0	95.4%	$194.3	$984.9	21.8%	$42.2	$214.2	$435.1
Unstabilized KWE (6)	4	0.3	40.3%	N/A	—	21.8%	N/A	—	36.6
Total KWE	256	11.3			$984.9			$214.2	$471.7

Grand Total	300	18.2	92.0%	$282.2	$1,901.6	30.9%	$88.9	$731.0	$875.8

Same Property Analysis By Region (including KWE) - Kennedy Wilson's Proportional Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property changes to Kennedy Wilson(8).

Three Months Ended September 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.5	94.9%	93.5%	1.5%	$9.3	$8.6	7.7%	$6.3	$5.8	7.4%
United Kingdom	5.1	96.0	95.0	1.0	7.5	7.5	(0.6)	7.0	7.0	(0.2)
Ireland	1.2	99.4	99.2	0.2	2.7	2.7	0.3	2.6	2.6	2.2
Total	8.8	95.7%	94.6%	1.2%	$19.5	$18.8	3.4%	$15.9	$15.4	3.0%

Nine Months Ended September 30,	Same Property Square Feet	Average % Occupancy				Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016		2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.1	95.3%		93.9%	1.5%	$24.9	$23.4	6.0%	$16.9	$15.9	6.7%
United Kingdom	5.1	96.0	95.0	95.0	1.0	16.1	16.1	(0.4)	14.4	14.7	(2.0)
Ireland	1.2	99.2		99.2	(0.1)	7.4	7.5	(0.6)	7.3	7.3	0.1
Total	8.4	95.9%		94.8%	1.2%	$48.4	$47.0	2.8%	$38.6	$37.9	2.1%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As of September 30, 2016.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of September 30, 2016.
(4) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted-average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account. Ownership in investments held by KWE is based on the Company’s 21.8% ownership interest in KWE as of September 30, 2016. Please see the appendix for the presentation of the weighted average ownership figures under the Company’s previous methodology and an explanation of the change in the method.
(5) Estimated foreign exchange rates are ¥101 = $1 USD, £0.77 = $1 USD and €0.89 = $1 USD, related to NOI and debt.
(6) Represents properties that are either under development or undergoing lease up as part of our asset management strategy.
(7) The information presented in this row for Western U.S. commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $3.0 million in annualized NOI and investment account balance of $33.7 million as of September 30, 2016.
(8) “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The information presented is shown on a cash basis and may exclude certain one-time non-recurring expenses, as applicable. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.  The same property analysis reflects, and is weighted by, Kennedy Wilson's ownership in each underlying property, and excludes Kennedy Wilson's affordable multifamily portfolio. Previously, the Company had presented this analysis without adjusting for Kennedy Wilson's ownership interest. For additional details and the presentation of the analysis under the previous methodology, please see the appendix.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary
(Unaudited)
(Dollars in millions)

						Kennedy Wilson's Share
Hotel	# of Investments	Hotel Rooms	Estimated Annualized NOI (2)	Debt (3)	Ownership% (4)	NOI	Debt	KW Investment Account(1)
Western U.S.	2	363	$6.5	$39.0	54.8%	$3.6	$21.8	$32.8
Ireland (5)	1	265	15.6	80.9	100.0	15.6	80.9	79.9
Total ex. KWE	3	628	$22.1	$119.9	86.7%	$19.2	$102.7	$112.7

KWE:
United Kingdom (5)	1	209	$2.4	$—	21.8%	$0.5	$—	$11.0
Ireland (5)	1	135	1.9	—	21.8%	0.4	—	9.2
Total KWE	2	344	$4.3	$—	21.8%	$0.9	$—	$20.2

Grand Total	5	972	$26.4	$119.9	56.1%	$20.1	$102.7	$132.9

Loans	Initial # of Loans (6)	Initial UPB (7)	# of Unresolved Loans	Total Collections	Current UPB(1)	Pre-Promote KW Share of Current UPB (8)	Ownership% (4)	KW Investment Account (1)
Western U.S.	5	$13.5	5	$1.4	$12.3	$12.3	99.3%	$12.3
Total ex. KWE	5	$13.5	5	$1.4	$12.3	$12.3	99.3%	$12.3

KWE:
United Kingdom (6)	8	118.8	7	21.5	107.9	23.5	21.8	$17.1
Ireland (6)	12	242.7	5	67.9	125.9	27.4	21.8	5.9
Total	20	$361.5	12	$89.4	$233.8	$50.9	21.8%	$23.0

Grand Total	25	$375.0	17	$90.8	$246.1	$63.2	25.7%	$35.3
(1) As of September 30, 2016.
(2) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations.
(3) Debt represents 100% debt balance against properties as of September 30, 2016.
(4) Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis. Weighted average ownership figures for commercial-unstabilized, loans, residential, and other investments are based on the Company's investment account. Ownership in investments held by KWE is based on the Company’s 21.8% ownership interest in KWE as of September 30, 2016. Please see the appendix for the presentation of the weighted average ownership figures under the Company’s previous methodology and an explanation of the change in the method.
(5) Estimated foreign exchange rates are ¥101 = $1 USD, £0.77 = $1 USD and €0.89 = $1 USD, related to NOI and debt.
(6) Represents total number of loans at initial acquisition of respective pools.
(7) Unpaid Principal Balance.
(8) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.

Kennedy-Wilson Holdings, Inc.
Hotel, Loans, Residential and Other Investment Summary (Continued)
(Unaudited)
(Dollars in millions)

Residential and Other	# of Investments	Residential Units	Total Acres	Residential Lots	Debt (2)	Approximate Ownership% (4)	KW Investment Account(1)
Western U.S.	34	309	4,297	428	$36.6	44.2%	$352.6
Japan	1	—	—	—	—	100.0	0.4
United Kingdom (3)	1	—	—	—	—	50.0	0.2
Ireland (3)	3	46	8	—	23.9	47.4	52.5
Total ex. KWE	39	355	4,305	428	$60.5	44.6%	$405.7

KWE:
United Kingdom (3)	1	135	—	—	—	21.8%	$10.5
Ireland (3)	2	166	3	—	—	21.8%	18.2
Spain (3)	3	24	—	—	3.5	21.8%	17.5
Total KWE	6	325	3	—	3.5	21.8%	46.2

Grand Total	45	680	4,308	428	$64.0	40.2%	$451.9
(1) As of September 30, 2016.
(2) Debt represents 100% debt balance against properties as of September 30, 2016.
(3) Estimated foreign exchange rates are ¥101 = $1 USD, £0.77 = $1 USD and €0.89 = $1 USD, related to NOI and debt.
(4) Ownership figures are presented on a weighted-average basis based on the Company’s investment account in each investment. Ownership in investments held by KWE is based on the Company’s 21.8% ownership interest in KWE as of September 30, 2016.

Kennedy-Wilson Holdings, Inc.
Key Development and Re-development Initiatives (excluding KWE) (1)
(Unaudited, Dollars in millions)

					If Completed
Location	Investment	Description	Status	Est Completion Date	Commercial Sq. Ft.	MF Units	Residential Units/Lots	KW Estimated Cash to Complete (2)	Investment Account	KW Ownership
HI	Kohanaiki	450 acre project on Kona Coast. Includes 67k sq. ft. clubhouse	Selling units. Clubhouse to be completed in December 2016. Near peak equity for KW	NA	—	—	400	$5.6	$53.2	13%
Dublin, Ireland	Capital Dock	Prime waterfront five acre development totaling 690k sq.ft. adjacent to State Street building in Silicon Docks section of Dublin.	Basement and building structures under development	2017-2018	451,000	190	—	68.2	34.6	43%
Dublin, Ireland	Clancy Quay	Additional development of within existing 423-unit apartment community. Phase 2 is expected to consist of 163 units, phase 3 is expected to consist of 213 units and 15k sq. ft of commercial space	Phase 2:46 units delivered during 3Q, 32 units expected to be delivered in Q4, and the remainder in 2017 Phase 3: In Design	2016 - 2019	15,000	376	—	31.5	11.5	50%
WA, CA, and NV.	Vintage Housing Holdings	Five tax-credit development sites in greater Seattle, Santa Rosa, and Reno	Under development	2017-2019	—	1,261	—	5.8	1.7	46%
Total					466,000	1,827	400	$111.1	$101.0
(1) This section includes potential developments or redevelopments that the Company is considering. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. Information as of September 30, 2016.
(2) Figures shown in this column are an estimate of KW's remaining cash commitment to develop to completion or to complete the entitlement process, as applicable, as of September 30, 2016. These figures are budgeted costs and assumes potential project-level debt financing. Total estimated project-level capital expenditure for these initiatives is approximately $1.1 billion. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.

Kennedy-Wilson Holdings, Inc.
KWE Investment Summary (1)
(Unaudited)
(Dollars in millions, except per share information)

As of September 30, 2016, Kennedy Wilson owns 21.8% of the outstanding share capital of Kennedy Wilson Europe (LSE:KWE). Additionally, a wholly-owned subsidiary of Kennedy Wilson acts as the investment manager of KWE, whereby it earns an annual management fee and rights to potential incentive fees. Below is a summary of Kennedy Wilson's stock investment in KWE and the operating metrics of the underlying KWE investments.

	Shares (million)	Price per Share	Market Value(2)	KWH Investment Account	Dividend Yield (3)
KWE Stock Position	29.6	$13.02	$385.0	$443.4	4.8%

(1) All information as of September 30, 2016
(2) Estimated foreign exchange rate is £0.77 = $1 USD. The closing share price of KWE on September 30, 2016 was £10.04.
(3) Dividend yield is annualized based upon the quarterly dividend of 12 pence per share and the closing share price of KWE.

(Market capitalization shown in millions)
Market Data	September 30, 2016
Common stock price per share (1)	$13.02
Basic shares outstanding	135,933,938
Market Capitalization	$1,769.9
(1) Estimated foreign exchange rate is £0.77 = $1 USD. The closing share price of KWE on September 30, 2016 was £10.04.

KWE
Portfolio Statistics as of September 30, 2016

Asset Mix	Estimated Annualized NOI(1)%
Real Estate Assets	$195	96%
Loan portfolios	8	4%
	$203	100%

Geography	Estimated Annualized NOI(1)%
United Kingdom	$130	64%
Ireland	48	24%
Spain	12	6%
Italy	13	6%
	$203	100%

Sector	Estimated Annualized NOI(1)%
Office	$104	51%
Retail	57	29%
Industrial	15	7%
Leisure	8	4%
Residential	8	4%
Hotel	3	1%
Loans	8	4%
	$203	100%
(1) Please see “common definitions” for a definition of estimated annualized NOI and a description of its limitations. Estimated foreign exchange rate is £0.77 = $1 USD.
(2) Represents NOI as of September 30, 2016 on an annualized basis and as reported by KWE. Annualized net operating income is not an indicator of the actual net operating income that the Company will or expects to realize in any period.

Kennedy-Wilson Holdings, Inc.
Investment Management and Real Estate Services Platform
(Unaudited)
(Dollars in millions)

Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has over $17 billion in IMRES AUM (1) and 59 million square feet under management.

Below are other key statistics related to our platform:

Adjusted Fees
	3Q		YTD
	2016	2015	2016	2015
Investment management, property services and research fees	$14.1	$15.1	$46.7	$47.0
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	7.5	12.1	30.3	36.4
KW share of fees in unconsolidated service businesses (2)	2.6	3.0	9.3	10.6
Adjusted Fees	$24.2	$30.2	$86.3	$94.0

(1) The three months ended September 30, 2016 and 2015 includes $5.3 million and $8.7 million, respectively, and the nine months ended September 30, 2016 includes $19.4 million and $26.9 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain.

Adjusted Fees - Detail
	3Q		YTD
Fee Description	2016	2015	2016	2015
Investment Management - Base	$10.5	$11.2	$32.1	$31.1
Investment Management - Performance	1.4	6.8	17.4	25.3
Investment Management - Acquisition / Disposition	—	0.8	0.3	3.1
Property Services and Research	12.3	11.4	36.5	34.5
Total Adjusted Fees	$24.2	$30.2	$86.3	$94.0

Investment Management and Real Estate Services
	Investment Management	Property Services & Research
3Q 2016 Adjusted Fees (1)	$11.9 million	$12.3 million
3Q 2016 Adjusted EBITDA (1)	$7.3 million	$2.1 million
Description	$5.2 billion in total Invested Capital (2)

(1) As defined in "Common Definitions" section of the earnings release.
(2) Represents total investment level equity on which we earn fee income, of which $2.0 billion relates to Kennedy Wilson.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
(Unaudited)
(Dollars in millions)
The table below details the debt maturities of Kennedy Wilson's total consolidated and unconsolidated debt. The amounts are calculated using the contractual ownership interest in unconsolidated joint-ventures and exclusive of loan fees, which may result in a difference as compared to amounts shown on the consolidated balance sheet.

	Investment Level			Corporate		Total KW Share
Maturity	Consolidated (excluding KWE)(1)	Consolidated KWE(1)	Unconsolidated Debt	Unsecured Debt
2016	$4.1	$0.2	$6.9	$—		$5.9
2017 (2)	200.1	0.9	239.0	—		313.2
2018	110.9	91.6	312.5	—		208.7
2019	114.7	500.7	243.3	—		268.7
2020	147.9	93.3	624.6	—		225.3
2021	88.7	4.6	107.5	—		95.2
2022	15.6	395.8	43.4	—		106.5
2023	224.0	217.0	223.9	—		285.9
2024	181.8	7.5	0.9	900.0	(3)	1,039.4
2025	541.2	884.9	1.0	—		631.7
Thereafter	188.6	58.4	538.3	55.0	(3)	279.2
Total	$1,817.6	$2,254.9	$2,341.3	$955.0		$3,459.7

Cash	$65.1	$627.4	$101.0	$282.7		$488.7
Net Debt	$1,752.5	$1,627.5	$2,240.3	$672.3		$2,971.0

(1) Excludes $26.8 million of unamortized loan fees of and unamortized net premium of $1.8 million, as of September 30, 2016.
(2) Subsequent to 3Q-2016, the Company has entered into term sheets or rate lock agreements with respect to $225 million of the principal balance maturing in
2017.
(3) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.2%

Weighted average remaining maturity in years (KW Share): 6.6 years

Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt (3)	Total KW Share of Debt
Investment Level Debt (excl. KWE)	$2,646.9	$679.6	$832.4	$4,158.9	$2,014.3
KW Corporate Debt	955.0	—	—	955.0	955.0
KWE Debt	1,571.5	459.2	224.2	2,254.9	490.4
Total	$5,173.4	$1,138.8	$1,056.6	$7,368.8	$3,459.7
% of Total Debt	71%	15%	14%	100.0%

(3) Represents $4,072.5 million of consolidated investment level debt and $2,341.3 million of unconsolidated investment level debt. Approximately 99% of such investment level debt is non-recourse to the Company.

APPENDIX

Multifamily Same Property Analysis By Region (excluding KWE) - Property level
The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson had an ownership interest during the entire span of both periods being compared (1). The table directly below depicts the previous methodology the Company used to present the same property analysis.

Three Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Market Rate Portfolio
Region:
Western U.S.	12,589	93.2%	94.1%	(0.9)%	$59.1	$54.5	8.5%	$39.2	$35.3	11.1%
Japan	2,410	94.5	95.7	(1.3)%	7.4	7.5	(1.5)%	5.7	5.9	(3.4)%
Ireland	777	97.2	97.3	(0.1)%	4.5	4.2	6.6%	3.6	3.3	6.2%
Total	15,776	93.6%	94.5%	(0.9)%	$71.0	$66.2	7.2%	$48.5	$44.5	8.8%

Affordable Portfolio
Western U.S.	5,372	96.7%	97.9%	(1.3)%	$14.2	$13.9	2.3%	$9.4	$8.9	6.2%

Nine Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Region:
Western U.S.	12,237	93.9%	94.3%	(0.4)%	$168.4	$154.4	9.1%	$112.0	$100.4	11.6%
Japan	2,410	93.2	95.0	(1.9)%	22.4	22.6	(0.9)%	17.2	17.7	(2.9)%
Ireland	777	98.1	96.5	1.7%	13.4	12.1	10.2%	10.6	9.4	13.2%
Total	15,424	94.0%	94.5%	(0.5)%	$204.2	$189.1	8.0%	$139.8	$127.5	9.7%

Multifamily Same Property Analysis By Region (including KWE) - Property level
The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson had an ownership interest during the entire span of both periods being compared (1).

Three Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Market Rate Portfolio
Region:
Western U.S.	12,589	93.2%	94.1%	(0.9)%	$59.1	$54.5	8.5%	$39.2	$35.3	11.1%
Japan	2,410	94.5	95.7	(1.3)%	7.4	7.5	(1.5)%	5.7	5.9	(3.4)%
Ireland	1,134	95.9	95.7	(0.2)%	6.6	6.1	9.2%	5.2	4.7	11.1%
Total	16,133	93.6%	94.4%	(0.9)%	$73.1	$68.1	7.5%	$50.1	$45.9	9.2%

Affordable Portfolio
Western U.S.	5,372	96.7%	97.9%	(1.3)%	$14.2	$13.9	2.3%	$9.4	$8.9	6.2%

Nine Months Ended September 30,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change
Region:
Western U.S.	12,237	93.9%	94.3%	(0.4)%	$168.4	$154.4	9.1%	$112.0	$100.4	11.6%
Japan	2,410	93.2	95.0	(1.9)%	22.4	22.6	(0.9)%	17.2	17.7	(2.9)%
Ireland	1,134	96.8	95.2	1.7%	19.5	17.7	10.5%	15.1	13.3	13.3%
Total	15,781	94.0%	94.4%	(0.5)%	$210.3	$194.7	8.1%	$144.3	$131.4	9.8%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The information presented is shown on a cash basis and may exclude certain one-time non-recurring expenses, as applicable. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Commercial Same Property Analysis By Region (excluding KWE) - Property level
The same property analysis below compares the average occupancy, total revenues and net operating income for properties in which Kennedy Wilson had an ownership interest during the entire span of both periods being compared (1). The table directly below depicts the previous methodology the Company used to present the same property analysis.

Three Months Ended September 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.5	95.5%	93.7%	1.9%	$12.4	$11.9	3.9%	$8.1	$7.9	2.8%
United Kingdom	1.9	93.7	92.4	1.5	7.2	7.6	(5.0)	6.3	6.8	(8.0)
Ireland	0.2	100.0	100.0	—	1.9	1.9	(0.1)	1.9	1.9	(0.3)
Total	4.6	94.9%	93.4%	1.7%	$21.5	$21.4	0.4%	$16.3	$16.6	(2.0)%

Nine Months Ended September 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.1	95.6%	94.7%	0.9%	$30.1	$29.3	2.6%	$19.6	$19.2	2.1%
United Kingdom	1.9	93.5	92.1	1.5	21.7	22.5	(3.3)	17.9	19.4	(7.6)
Ireland	0.2	100.0	100.0	—	5.6	5.6	—	5.6	5.6	(0.2)
Total	4.2	94.8%	93.8%	1.1%	$57.4	$57.4	—%	$43.1	$44.2	(2.4)%

Commercial Same Property Analysis By Region (including KWE) - Property level
The same property analysis below compares the average occupancy, total revenues and net operating income for properties in which Kennedy Wilson had an ownership interest during the entire span of both periods being compared (1). The table directly below depicts the previous methodology the Company used to present the same property analysis.

Three Months Ended September 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.5	95.5%	93.7%	1.9%	$12.4	$11.9	3.9%	$8.1	$7.9	2.8%
United Kingdom	5.1	96.6	95.6	1.0	29.4	29.4	(0.1)	27.8	27.7	0.6
Ireland	1.1	99.2	99.0	0.3	10.0	9.9	0.4	9.7	9.4	2.8
Total	8.7	96.6%	95.4%	1.2%	$51.8	$51.2	0.9%	$45.6	$45.0	1.4%

Nine Months Ended September 30,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2016 vs. 2015	2016	2016	2015	% Change	2016	2015	% Change	2016	2015	% Change

Region:
Western U.S.	2.1	95.6%	94.7%	0.9%	$30.1	$29.3	2.6%	$19.6	$19.2	2.1%
United Kingdom	5.1	96.6	95.5	1.2	58.9	58.9	—	53.9	54.5	(1.0)
Ireland	1.1	99.0	99.1	(0.1)	26.9	27.1	(0.8)	26.2	26.2	0.2
Total	8.3	96.7%	95.7%	1.0%	$115.9	$115.3	0.5%	$99.7	$99.9	(0.1)%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The information presented is shown on a cash basis and may exclude certain one-time non-recurring expenses, as applicable. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Previously, the Company weighted its average ownership figures for multifamily, commercial-stabilized, and hotel properties based on the Company’s investment account (which is the carrying value of the Company's equity in each investment, before depreciation and amortization). Given that the Company has reduced its investment account significantly on certain properties (primarily through distributions), the Company has determined that it is appropriate to weigh its ownership based on the Company’s share of NOI at each investment. The Company notes there was no change in presentation for commercial-unstabilized, loans, residential, and other, and investments held by KWE.  The table below depicts the ownership under each methodology:

			Previous Methodology	Current Methodology
	Investments	Description	KW Ownership	KW Ownership
1	Multifamily	25,253 units	47.1%	55.3%
2	Commercial	5.9 million square feet	55.9%	53.2%
2a	Commercial - Unstabilized	600K sq.ft. - Western U.S. 400k sq.ft. - Europe	No Change
3	Hotels	628 Hotel Rooms	79.5%	86.7%
4	Loans, residential, and other	39 investments, 5 unresolved loans	No Change
5	KWE		No Change